EXHIBIT 23.2

Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2005

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 filed on March 26, 1999, amended on September 8, 2000 and September 15, 2004) pertaining to the Sonic Foundry, Inc. 1995 Stock Option Plan, the Sonic Foundry, Inc. Non-Employee Directors Stock Option Plan and the Shareholder Relations Consultant Warrants, (ii) the Registration Statement (Form S-8 filed on September 8, 2000 and amended on December 21, 2001) pertaining to the 1999 Non-Qualified Stock Option Plan, (iii) the Registration Statement (Form S-3 filed on May 15, 2000) pertaining to shares of common stock issuable upon the exercise of warrants, (iv) the Registration Statement (Form S-8 filed on November 21, 2001) pertaining to the Sonic Foundry, Inc. 2001 Deferred Compensation Plan, (v) the Registration Statement (Form S-3 effective July 17, 2002) pertaining to shares issued and issuable pursuant to the conversion of debt and exercise of warrants, (vi) the Registration Statement (Form S-3 effective August 16, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants, (vii) the Registration Statement (Form S-3 effective September 13, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants, and (viii) the Registration Statement (Form S-3 filed on April 23, 2004, amended on July 8, 2004 and September 15, 2004 and effective September 28, 2004) pursuant to shares issuable upon exercise of warrants, of our report dated November 4, 2005, with respect to the consolidated financial statements and schedule of Sonic Foundry, Inc. as of September 30, 2005 and 2004 and for each year in the two year period ended September 30, 2005, included in this Annual Report (Form 10-K).

/s/ GRANT THORNTON LLP

Madison, Wisconsin

December 5, 2005

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